Exhibit 10.22

Execution version

Charge over Accounts

APTORUM GROUP LIMITED

as Chargor

and

PEACE RANGE LIMITED

as Chargee

_________________ 2018

THIS DEED is made on ___________________ 2018

BETWEEN:

(1)	APTORUM GROUP LIMITED, a Cayman Islands exempt company with company number 245310 and with Hong Kong business registration no. F0023235 and whose registered office is at c/o Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands (the “Chargor”); and

(2)	PEACE RANGE LIMITED a limited liability company incorporated in the British Virgin Islands with company number 1839278 and whose registered address is at [ ] (the “Chargee” which expression shall include any person from time to time appointed as a successor, replacement or additional trustee in relation to the interests created by this deed).

RECITALS:

(A)	The Chargor has issued or will issue the Bonds.

(B)	The Chargor and Chargee are entering into this deed in connection with the Bonds.

THE PARTIES AGREE AS FOLLOWS:

1.	Definitions and Interpretation

1.1	Definitions

In this deed:

“Account Bank” means MUFG Bank, Ltd., Hong Kong Branch;

“Bonds” means the US$15,000,000 aggregate principal amount of 8.00 per cent. convertible bonds due 2019 issued or to be issued by the Chargor pursuant to the Subscription Agreement, which term shall include, unless the context requires otherwise, any further bonds issued in accordance with Condition 16 (Further Issues) of the Conditions and consolidated and forming a single series therewith;

“Business Days” has the meaning given to that term in the Conditions;

“Charged Property” means the assets mortgaged, charged or assigned to the Chargee pursuant to clause 3 (Charging Clause) of this deed;

“Companies Ordinance” means the Companies Ordinance (Cap. 622) of the Laws of Hong Kong;

“Conditions” has the meaning given to that term in the Bonds;

“Control Account” means the bank account(s) listed in schedule 1 (Control Account) and any replacement account or any sub-division or sub-account of those accounts;

“Conversion Right” has the meaning given to that term in the Conditions;

“Conversion Upon QIPO” has the meaning given to that term in the Conditions;

“CPO” means the Conveyancing and Property Ordinance (Cap. 219) of the Laws of Hong Kong;

“Debt Service Reserve” has the meaning given to that term in the Conditions;

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Chargee;

“Deposit” means all monies in any currency together with all interest and other sums accruing thereon from time to time standing to the credit of the Control Account and all rights of the Chargor in relation to the Control Account;

“Early Redemption Date” has the meaning given to that term in the Conditions;

“Events of Default” has the meaning given to that term in the Conditions;

“Extended Maturity Date” has the meaning given to that term in the Conditions;

“Floating Charge Asset” means an asset charged under clause 3.43.3 (Floating Charge);

“Guarantor” means JURCHEN INVESTMENT CORPORATION, a limited liability company incorporated in the British Virgin Islands whose registered office is at c/o Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands with company number 511328;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Insolvency Proceedings” means, in relation to the Chargor, any corporate action, legal proceedings or other procedure or step referred to in Conditions 11(vi)(Security Enforced), 11(vii)(Winding-up) or 11(viii)(Insolvency) of the Conditions;

“Interest Period” has the meaning given to that term in the Conditions;

“Issuer’s Redemption Price” has the meaning given to that term in the Conditions;

“Maturity Date” has the meaning given to that term in the Conditions;

“Notice of Potential Event of Default” has the meaning given to that term in the Conditions;

“Optional Redemption” means the redemption of any Outstanding Bonds by the Chargor in accordance with Condition 9(b) of the Conditions;

“Outstanding” has the meaning given to that term in the Conditions;

“Receiver” means a receiver or receiver and manager or administrative receiver in each case appointed under this deed;

“Related Rights” means, in relation to any asset:

(a)	any monies and proceeds paid or payable in relation to that asset; and

(b)	the benefit of all other rights, powers, claims, consents, contracts, warranties, security, guarantees, indemnities or covenants for title in respect of that asset;

“Release Conditions” has the meaning given to that term in in the Conditions;

“Relevant Event Put Date” has the meaning given to that term in the Conditions;

“Scheduled Maturity Date” has the meaning given to that term in the Conditions;

“Secured Obligations” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Transaction Obligors to the Secured Parties under the Bonds and the Transaction Documents;

“Secured Parties” means the Chargee, any Bondholder and any Receiver or Delegate;

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

“Subscription Agreement” means the subscription agreement dated 6 April 2018 between Aptorum Group Limited, JURCHEN INVESTMENT CORPORATION and Peace Range Limited (as amended, supplemented or restated from time to time);

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

“Transaction Documents” has the meaning given to that term in the Conditions; and

“Transaction Obligors” means the Chargor and the Guarantor.

1.2	Construction

(a)	In this deed, unless a contrary intention appears, a reference to:

(i)	words and expressions defined in the Conditions have the same meanings when used in this deed unless otherwise defined in this deed;

(ii)	an “agreement” includes any legally binding arrangement, concession, contract, deed or franchise (in each case whether oral or written);

(iii)	an “amendment” includes any amendment, supplement, variation, novation, modification, replacement or restatement and “amend”, “amending” and “amended” shall be construed accordingly;

(iv)	“assets” includes present and future properties, revenues and rights of every description;

(v)	an “assignment” includes a novation, transfer and reassignment and retransfer and “assign”, “assigning” and “assigned” shall be construed accordingly;

(vi)	a “consent” includes an authorisation, approval, exemption, licence, order, permission or waiver;

(vii)	the “Chargee”, the “Chargor”, any “Secured Party”, any “Transaction Obligor” or any other person shall be construed so as to include its successors in title, permitted assignees and transferees;

(viii)	a “Bond” or a “Transaction Document” or any other agreement or instrument is a reference to that agreement or instrument as amended, novated, supplemented, extended, restated or replaced;

(ix)	“including” means including without limitation and “includes” and “included” shall be construed accordingly;

(x)	“losses” includes losses, actions, damages, claims, proceedings, costs, demands, expenses (including fees) and liabilities and “loss” shall be construed accordingly;

(xi)	a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or any two or more of the foregoing;

(xii)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xiii)	a provision of law is a reference to that provision as amended or re-enacted;

(xiv)	any clause or schedule is a reference to, respectively, a clause of and schedule to this deed and any reference to this deed includes its schedules; and

(b)	The parties intend that this document shall take effect as a deed, notwithstanding the fact that a party may only execute it under hand;

(c)	The index to and the headings in this deed are inserted for convenience only and are to be ignored in construing this deed;

(d)	Words importing the plural shall include the singular and vice versa;

(e)	Unless the context otherwise requires, a reference to a Charged Property includes:

(i)	any part of that Charged Property; and

(ii)	the proceeds of sale of that Charged Property;

(f)	“$”, “US$”, “US dollar” and “US dollars”, denote lawful currency of the United States of America; and

(g)	To the fullest extent permitted by law and unless a contrary indication applies, the following provisions of the CPO shall apply to this deed:

(i)	section 15 (Construction of words and expressions), as if this deed was an instrument affecting land (as that expression appears in the CPO);

(ii)	section 35(1) (Implied covenants) and Part V of the First Schedule as if:

(A)	this deed was a legal charge (as that expression appears in the CPO);

(B)	the expression “charge” in section 35(1)(e) was construed as “mortgage, charge, assign or otherwise grant a security interest”; and

(C)	references in Part V of the First Schedule to the “borrower” were construed as references to the Chargor, to the “lender” were construed as references to the Chargee and to “land” were construed as references to anything in action, and any interest in real or personal property;

(iii)	section 50 (Power to appoint receiver), as if:

(A)	this deed was a legal charge, equitable mortgage and/or mortgage deed (as those expressions appear in the CPO); and

(B)	references in section 50 to “land” were construed as references to anything in action, and any interest in real or personal property; and

(iv)	section 51 (Powers of mortgagee and receiver) and the Fourth Schedule as if:

(A)	this deed was a legal charge, equitable mortgage and/or mortgage deed (as those expressions appear in the CPO); and

(B)	references in the Fourth Schedule to “land” were construed as references to anything in action, and any interest in real or personal property

1.3	Third party rights

(a)	Any Receiver or Delegate will have the right to enforce the provisions of this deed which are given in its favour in accordance with the Contracts (Rights of Third Parties) Ordinance (Cap. 623) of the Laws of Hong Kong (the “Third Parties Ordinance”).

(b)	Subject to clause 1.3(a) and unless expressly provided to the contrary in a Bond or Transaction Document, a person who is not a party to this deed has no right under the Third Parties Ordinance to enforce or enjoy the benefit of any term of this deed.

(c)	Notwithstanding any term of a Bond or Transaction Document, the consent of any person who is not a party (including any Receiver or Delegate) is not required to rescind or vary this deed at any time.

2.	Covenant to Pay

The Chargor as primary obligor covenants with the Chargee that it will on demand pay the Secured Obligations when they fall due for payment in the manner provided for in the Bonds and the Transaction Documents.

3.	Charging Clause

3.1	Fixed Charges

The Chargor, as legal and beneficial owner and as security for the payment and discharge of the Secured Obligations, charges in favour of the Chargee by way of first fixed charge, all its present and future rights, title and interest in or to the Control Account, the Deposit and all Related Rights.

3.2	Fixed Security

Clause 3.1 (Fixed Charges) shall be construed as creating a separate and distinct mortgage or fixed charge over each relevant asset within any particular class of assets specified in this deed. Any failure to create effective fixed security (for whatever reason) over any such asset under clause 3.1 (Fixed Charges) shall not affect the fixed nature of the security on any other asset specified in this deed, whether within the same class of assets or not.

3.3	Floating Charge

As further security for the payment and discharge of the Secured Obligations, the Chargor charges, as legal and beneficial owner, in favour of the Chargee by way of first floating charge, all its present and future rights, title and interest in or to the Control Account, the Deposit and all Related Rights to the extent not effectively charged by way of fixed charge under clause 3.1 (Fixed Charges).

3.4	Conversion of Floating Charge

If:

(a)	an Event of Default has occurred;

(b)	the Chargee is reasonably of the view that any legal process or execution is being enforced against any Floating Charge Asset or that any Floating Charge Asset is in danger of being seized or sold under any form of distress, attachment, execution or other legal process or otherwise in jeopardy;

(c)	the Chargor fails to comply or takes or threatens to take any action which in the reasonable opinion of the Chargee is likely to result in it failing to comply with its obligations under clause 6.2 (Negative Pledge) or clause 6.3 (Disposal Restrictions); or

(d)	the Chargee reasonably considers that it is necessary to protect the priority of the security,

the Chargee may, by written notice to the Chargor, convert the floating charge created under this deed into a fixed charge as regards those assets which it specifies in the notice.

3.5	Automatic Conversion of Floating Charge

If:

(a)	the Chargor creates (or purports to create) any Security in breach of clause 6.2 (Negative Pledge) over any Floating Charge Asset;

(b)	any person levies or attempts to levy any distress, attachment, execution or other legal process against any Floating Charge Asset; or

(c)	an Insolvency Proceeding in respect of the Chargor is commenced or has occurred,

the floating charge created under this deed over the relevant Floating Charge Asset will automatically and immediately be converted into a fixed charge.

4.	Further Assurance

(a)	In addition and without prejudice to the covenant in paragraph 5 of Part V of the First Schedule to the CPO (as varied pursuant to this deed), the Chargor will, promptly following request by the Chargee, do all such acts and/or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as is necessary:

(i)	to perfect the Security created or intended to be created under or evidenced by this deed (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of this deed) or for the exercise of any rights, powers and remedies of the Chargee or any Receiver provided by or pursuant to the Bonds or Transaction Documents or by law; and/or

(ii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security created by this deed.

(b)	The Chargor shall take all such action (including making all filings and registrations) as may reasonably be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Chargee by or pursuant to this deed.

4.2	Hong Kong Registration

The Chargor shall ensure that details of the Security created by this deed are duly registered with the Companies Registry in Hong Kong forthwith upon execution of this deed and in any event within one month of the date of this deed and to provide a certified copy of the certificate of registration of charge upon receipt of such certificate and in any event within one month of the date of this deed.

4.3	Cayman Register of Charges

The Chargor shall, as soon as reasonably practicable after execution of this deed, and in any event within 5 Business Days of the date of this deed, create and maintain a register of mortgages and charges (the “Register of Charges”) for the Chargor (to the extent this has not already been done in accordance with section 52 of the Cayman Act) and instruct its registered agent to enter particulars of the security created pursuant to this deed in the Register of Charges as required by section 54 of the Cayman Act and provide a certified copy of the Register of Charges to the Chargee within 10 Business Days after the date of this Deed.

5.	Representations and Warranties

5.1	Matters Represented

The Chargor represents and warrants to the Chargee as set out this clause 5 (Representations and Warranties) on the date of this deed and on each day the Secured Obligations remains outstanding with reference to the facts and circumstances then existing.

5.2	General representations and warranties

The Chargor represents and warrants to the Chargee with respect to itself in the terms as set out in clause 3 (Representations and Warranties of the Issuer and Guarantor) of the Subscription Agreement, the provisions of which are incorporated herein mutatis mutandis as if set out herein as if references therein to “the Guarantor” or the “Issuer” were a referent to the Chargor, and references therein to “the Transaction Documents” or “a Transaction Document” were a referent to the Bonds or Transaction Documents or a Transaction Document.

5.3	Governing Law and Enforcement

(a)	The choice of governing law of this deed will be recognised and enforced in its jurisdiction of incorporation; and

(b)	Any judgment obtained in relation to this deed in the jurisdiction of the governing law of this deed will be recognised and enforced in its jurisdiction of incorporation.

5.4	Insolvency

(a)	No Insolvency Proceedings has been taken or, to the knowledge of the Chargor, threatened in relation to it.

(b)	No distress, attachment, execution or other legal decision is levied, enforced or sued out on or against substantially all of the property, assets or revenues (as applicable) of the Chargor having an aggregate value of at least US$400,000 and is not discharged or stayed within 30 days of having been so levied, enforced or sued out on.

5.5	No Filing or Stamp Taxes

It is not necessary that this deed be filed, recorded or enrolled with any court or other authority or that any stamp, registration, notarial or similar taxes or fees be paid on or in relation to this deed or the transactions contemplated by this deed except for registration of this deed with the Hong Kong Companies Registry and payment of associated fees, which registration and fees will be made and paid promptly after the date of this deed.

5.6	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under this deed.

5.7	Ranking

The Security under this deed has the ranking in priority which it is expressed to have in and is not subject to any prior ranking or pari passu ranking Security.

5.8	Non-Hong Kong Company

It is registered as a Non-Hong Kong Company under (and as defined in) Part 16 of the Companies Ordinance.

5.9	Control Account

(a)	It has full power to establish and maintain the Control Account and the Deposit;

(b)	it is the legal and beneficial owner of the Charged Property;

(c)	except as expressly permitted under the Bonds, it has not assigned, transferred or otherwise disposed the Charged Property (or its rights, title and interest to or in the Charged Property), either in whole or in part, nor agreed to do so; and

(d)	other than the Security created under this deed, no Security exists on or over all or any party of the Charged Property.

6.	Undertakings – General

6.1	Duration of Undertakings

All of the undertakings given by the Chargor to the Chargee in this deed are given from the date of this deed and for so long as any Security constituted by this deed remains in force.

6.2	Negative Pledge

The Chargor will not create or agree to create or permit to subsist any Security over all or any part of the Charged Property, except as expressly permitted under the Bonds or the Transaction Documents or with the prior written consent of the Chargee.

6.3	Disposal Restrictions

The Chargor will not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer, declare a trust over or otherwise dispose of all or any part of the Charged Property, except as expressly permitted under the Bonds or the Transaction Documents or with the prior written consent of the Chargee.

6.4	Preservation of Charged Property

(a)	The Chargor will observe and perform all covenants and stipulations under the Bonds and the Transaction Documents from time to time affecting the Charged Property, make all payments, carry out all registrations or renewals and generally take all steps which are necessary to preserve, maintain and renew when necessary; and

(b)	the Chargor will not vary any contract or other document relevant to its interest in any Charged Property where such variation would have a material adverse effect on the value of the relevant Charged Property or the rights of the Secured Parties under the Bonds or the Transaction Documents.

6.5	Documents relating to Charged Property

(a)	Without prejudice to any specific requirements in this deed for the delivery of documents, the Chargor will promptly deliver to the Chargee all relevant documents relating to the Charged Property which the Chargee reasonably requires.

(b)	The Chargee may retain any document delivered to it under this deed for so long as any Security constituted by this deed remains in force and, if for any reason it returns any document to the Chargor (or its nominee) before that time, it may by notice to the Chargor require that the relevant document be redelivered to it and the Chargor shall promptly comply (or procure compliance) with that notice.

6.6	Information

The Chargor shall provide to the Chargee, promptly on request, such information regarding the Control Account as the Chargee may reasonably request.

6.7	Power to Remedy

If the Chargor fails to comply with any undertaking given in this deed and that failure is not remedied to the reasonable satisfaction of the Chargee within 30 days of the Chargor becoming aware of such breach or after written notice of such failure to comply has been given to the Chargor by the Chargee notifying the Chargor that remedy is required, it will allow (and irrevocably authorises) the Chargee, or any Delegate, to take any action on behalf of the Chargor which is necessary to ensure that those undertakings are complied with.

7.	cONTROL Account

7.1	Control Account

(a)	The Chargor must establish on or prior to the date of this deed and thereafter maintain the Control Account with the Account Bank.

(b)	Prior to security becoming enforceable under this deed in accordance with clauses 8.1(a)(i) or 8.1(a)(ii) (Exercise of Enforcement Powers) or (in each case) prior to the Maturity Date, the Early Redemption Date, the Relevant Event Put Date or any other date on which the principal, interest or premium on the Bonds are payable by the Chargor pursuant to the Conditions, the Chargor and the Chargee shall have joint signing rights in relation to the Control Account provided that the prior written consent of the Chargee is required for the withdrawal or transfer of any funds from the Control Account permitted in accordance with the Bonds or Transaction Documents.

(c)	Upon security becoming enforceable under this deed in accordance with clauses 8.1(a)(i) or 8.1(a)(ii) (Exercise of Enforcement Powers) or (in each case) on or after the Maturity Date, the Early Redemption Date, the Relevant Event Put Date or any other date on which the principal, interest or premium on the Bonds are payable by the Chargor pursuant to the Conditions, the Chargee shall have sole signing rights in relation to the Control Account and may by delivering an enforcement notice notify the Account Bank that the Chargor no longer has any signing rights in relation to the Control Account and that the Chargee shall have the sole right and authority to instruct the Account Bank to withdraw, release or transfer funds from the Control Account.

7.2	Deposits and Withdrawals

(a)	The Chargor must ensure, on the Issue Date (subject to the Chargee subscribing and paying for the Bonds in accordance with the terms of the Subscription Agreement) that:

(i)	the entire Principal Amount of the Bonds; and

(ii)	an amount in US dollars equal to the aggregate amount of interest due and payable for two consecutive Interest Periods commencing from, and including, the Issue Date,

shall be deposited in the Control Account.

(b)	Subject to paragraphs (c), (e) and (f) of clause 7.2 (Deposits and withdrawals) below, for the purposes of the following:

(i)	the release of the Debt Service Reserve from the Control Account to the Bondholders in an amount sufficient to satisfy the Chargor’s obligations to pay the principal, interest and premium in accordance with the Conditions; and/or

(ii)	following the occurrence of a QIPO and any Bond being converted into Shares on a Conversion Upon QIPO or exercise of a Conversion Right in accordance with the Conditions, the release of the Debt Service Reserve from the Control Account in an amount pro rata to the principal amount of the Bond or Bonds being converted, the Chargor may request the release from the Control Account, subject to the prior written consent of the Chargee being provided (such consent not to be unreasonably withheld or delayed) and no Event of Default having occurred, such proceeds deposited in the Control Account solely on satisfaction of the following requirements (the “Release Notice Requirements”):

(A)	delivery by the Chargor to the Bondholders of a written notice detailing satisfaction of the relevant Release Conditions in relation to the matters referred to in sub-paragraphs (b)(i) or (b)(ii) above (as the case may be), duly signed by any two directors or duly authorised officers of the Chargor (each, a “Release Notice”); and

(B)	each relevant Release Notice sets out the exact amounts of Debt Service Reserve to be released from the Control Account and, as the case may be, certifying that such amounts are or will be designated to be applied by the Chargor for all or any of the Permitted Use of Proceeds.

For the purposes of this clause 7.2(b), satisfaction of the Release Notice Requirements shall be deemed to have occurred only upon written confirmation being provided by the Chargee to the Chargor (such confirmation not to be unreasonably withheld or delayed).

(c)	Provided that the Release Notice Requirements have been satisfied pursuant to clause 7.2(b) above:

(i)	the Debt Service Reserve (or the relevant part thereof) will be released from the Control Account on satisfaction of the requirements relating to the relevant Release Conditions specified in either clause 7.2(b)(i) or 7.2(b)(ii); and

(ii)	if any Bond has been converted into Shares or redeemed in accordance with the Conditions, the Debt Service Reserve (or the relevant part thereof) may be released from the Control Account on satisfaction of the requirements relating to the relevant Release Conditions specified in either clause 7.2(b)(i) or 7.2(b)(ii) in an amount pro rata to the principal amount of the Bond or Bonds being converted or redeemed, as the case may be.

(d)	In the event that the Scheduled Maturity Date is extended to the Extended Maturity Date in accordance with Condition 9 of the Conditions, the Chargor shall ensure that the aggregate amount of interest due and payable for the Interest Period commencing on, and including, the Scheduled Maturity Date and ending on, and including, the Extended Maturity Date shall be made immediately available as a condition of such extension in the Control Account to the satisfaction of the Chargee.

(e)	On the date falling two Business Days prior to each Interest Payment Date commencing on, and including 2018 and ending on, and including the Scheduled Maturity Date and if the Scheduled Maturity Date is extended to the Extended Maturity Date in accordance with Condition 9 of the Conditions, the Extended Maturity Date, the Chargor may request the release from the Control Account, subject to the prior written consent of the Chargee being provided (such consent not to be unreasonably withheld or delayed) and no Event of Default having occurred, such amount of the proceeds deposited in the Control Account as is equal to the aggregate amount of interest due and payable on the immediately following Interest Payment Date or, as the case may be, the Scheduled Maturity Date or, if the Scheduled Maturity Date is extended to the Extended Maturity Date in in accordance with Condition 9 of the Conditions, the Extended Maturity Date, in accordance with Condition 6 of the Conditions and upon the release of such amounts from the Control Account with the consent of the Chargee, the Chargor shall pay such released amounts to the account of the Bondholders. For the avoidance of doubt, the release of any amounts from the Control Account under this clause 7.2(e) shall be subject to the requirement that, following any such release, the remaining amounts standing to the credit of the Control Account shall be no less than the aggregate amounts required to repay the Principal Amount of the Outstanding Bonds and balance of interest due and payable for the remaining Interest Periods.

(f)	On the Maturity Date, the Early Redemption Date, the Relevant Event Put Date or any other date on which the principal, interest or premium on the Bonds are payable by the Chargor pursuant to the Conditions, the Chargor may request the release from the Control Account, subject to the prior written consent of the Chargee being provided (such consent not to be unreasonably withheld or delayed) and no Event of Default having occurred, the monies standing to the credit of the Control Account to be applied by the Chargee in or towards repayment or redemption of the Outstanding Bonds and/or in or towards payment of any other Secured Obligations.

(g)	Except as expressly allowed under the Bonds or Transaction Documents or otherwise with the prior written consent of the Chargee, the Chargor must not withdraw or transfer (and must not instruct the Account Bank to withdraw or transfer) any cash (including, for the avoidance of doubt, any interest paid or otherwise deposited into the Control Account).

(h)	Notwithstanding any provision in any Bond or Transaction Document, if an Event of Default has occurred, the Chargee may, and is irrevocably authorised to, operate the Control Account by delivering an enforcement notice notifying the Account Bank in accordance with clause 7.1(c).

(i)	Notwithstanding any provision in any Bond or Transaction Document, if a Notice of Potential Event of Default has been given in accordance with the Conditions, but prior to the occurrence of an Event of Default, the Chargee may allow the release of amounts from the Control Account pursuant to clauses 7.2(b), 7.2(c), 7.2(e) or 7.2(f) if the Chargor has exercised its right of an Optional Redemption under Condition 9(b) of the Conditions and the Chargee is satisfied that the Debt Service Reserve as at the date of such redemption is no less than the Issuer’s Redemption Price.

7.3	Miscellaneous Control Account Provisions

(a)	The Chargor must ensure that the Control Account does not go into overdraft.

(b)	The Chargor shall not change (or instruct the Account Bank to change) any bank mandate entered into and any authorised signatory appointed, in each case, on or prior to the date of this deed in respect of the Control Account, without the prior written consent of the Chargee.

(c)	On the Maturity Date, the Early Redemption Date, the Relevant Event Put Date or any other date on which the principal, interest or premium on the Bonds are payable by the Chargor pursuant to the Conditions or at any time after circumstances in clauses 8.1(a)(i) or 8.1(a)(ii) (Exercise of Enforcement Powers) has occurred, the monies standing to the credit of the Control Account may be applied by the Chargee in or towards repayment or redemption of the Bonds and/or in or towards payment of any other Secured Obligations (to the extent that the Chargor has not requested that such amounts be withdrawn and applied in accordance with clause 7.2(f) above. Without prejudice to the Chargee’s rights under this clause 7.3(c), the Chargor shall on or prior to the Issue Date deliver a signed but undated irrevocable authority addressed to the Account Bank which provides for an irrevocable payment instruction to be given to the Account Bank to release and pay such amounts standing to the credit of the Control Account to the Chargee or to its order on the Maturity Date.

(d)	No Secured Party is responsible or liable to any Transaction Obligor for:

(i)	any non-payment of any liability of a Transaction Obligor which could be paid out of moneys standing to the credit of the Control Account; or

(ii)	any withdrawal wrongly made, if made in good faith,

unless such non-payment or withdrawal is caused by the gross negligence, wilful misconduct or fraud of such Secured Party.

(e)	The Chargor must, as soon as practicable and in any event, within five Business Days of any relevant request by the Chargee, supply the Chargee with the following information in relation to any payment received in the Control Account:

(i)	the date of payment or receipt;

(ii)	the payer; and

(iii)	the purpose of the payment or receipt.

(f)	The Control Account may earn interest at such rate as the Chargor may from time to time agree with the Account Bank at which the Control Account is held. Any such interest shall be deposited by the Account Bank into the Control Account as and when payable and shall form part of the Charged Property to be dealt with and applied in accordance with the terms of this deed.

(g)	Any operational costs and expenses or bank account service fees imposed or charged by the Account Bank in respect of the Control Account shall be agreed in writing with the Account Bank prior to the establishment of such account. If such costs, expenses and fees are to be borne by the Chargor, the Chargor shall settle such amounts with funds other than the Debt Service Reserve.

7.4	Perfection of Control Account Security

The Chargor will, following execution of this deed:

(a)	promptly give notice (substantially in the form set out in schedule 2 (Form of notice to Account Banks)) to the Account Bank of the Security created by this deed over those accounts and provide evidence reasonably satisfactory to the Chargee of the delivery of that notice; and

(b)	procure that the Account Bank promptly and in any event, on or prior to the Issue Date, acknowledges that notice by countersigning a copy of it and delivering that copy to the Chargee.

8.	Enforcement and powers of the chargee

8.1	Exercise of Enforcement Powers

(a)	At any time after:

(i)	an Event of Default has occurred; or

(ii)	a written request from the Chargor to the Chargee that it exercise any of its powers under this deed,

the Security created by or pursuant to this deed is immediately enforceable and the Chargee may (in addition to giving notice in accordance with the Conditions that the Bonds are and shall become immediately due and repayable) its absolute discretion, without any additional notice:

(iii)	at the times and in the manner it thinks fit, enforce all or any part of the Security and take possession of and hold, sell or otherwise dispose and/or deal with all or any part of the Charged Property (including whether for cash or non-cash consideration);

(iv)	to the extent applicable, exercise the power of sale and all other rights and powers conferred by this deed or by statute (as varied or extended by this deed) on the Chargee or on a Receiver, irrespective of whether the Chargee has taken possession or appointed a Receiver of the Charged Property; and

(v)	dispose of all or any of the Chargee’s other rights under this deed for such consideration (whether payable or deliverable immediately or by instalments) and in such manner as the Chargee considers appropriate.

(b)	For the purpose of all rights and powers implied or granted by statute, the Secured Obligations are deemed to have fallen due on the date of this deed. The power of sale and other powers conferred by the CPO and all other enforcement powers conferred by this deed shall be immediately exercisable at any time after the Security under this deed has become enforceable in accordance with clause 8.1 (Exercise of Enforcement Powers).

8.2	Appointment of Receiver

At any time after the Security created by or pursuant to this deed has become enforceable under clause 8.1 (Exercise of Enforcement Powers), or if the Chargor so requests the Chargee in writing at any time, the Chargee may (in addition to giving notice in accordance with the Conditions that the Bonds are and shall become immediately due and repayable), without prior notice to the Chargor, by deed, under seal or by writing under hand signed by any officer or manager of the Chargee, appoint any person (or persons) to be a Receiver of all or any part of the Charged Property (including in respect of separate parts of the Charged Property). Any restriction on the right of the Chargee to appoint a Receiver conferred by law does not apply to this deed.

9.	Attorney

9.1	Appointment and power

The Chargor, by way of security, irrevocably appoints the Chargee, each Receiver and any of its Delegates or sub-delegates and any person nominated for the purpose by the Chargee or any Receiver (in writing and signed by an officer of the Chargee or Receiver) as its attorney (with full power of substitution and delegation) in its name and on its behalf and as its act and deed to execute, seal and deliver (using the company seal where appropriate) and perfect any deed, agreement or other instrument and to do any act or thing:

(a)	which the Chargor is required to do by the terms of any Bond or Transaction Document (including the execution and delivery of deeds, charges, assignments or other security and any transfers of Charged Property and perfecting and/or releasing the Security created or intended to be created in respect of the Charged Property); and/or

(b)	which is for the purpose of enabling the exercise of any rights or powers conferred on the Chargee or any Receiver by any Bond or Transaction Document or by any applicable laws and regulations (including the exercise of any right of a legal or beneficial owner of the Charged Property).

9.2	Ratification

The Chargor ratifies, confirms and agrees to ratify and confirm whatever any such attorney shall do in the exercise or purported exercise of the power of attorney granted by it in clause 9.1 (Appointment and power).

10.	Extension and Variation of Statutory Powers

10.1	Statutory Powers

(a)	The powers conferred on mortgagees or receivers by statute shall apply to the Security created by this deed, unless they are expressly or impliedly excluded. If there is ambiguity or conflict between the powers conferred by statute and those contained in this deed, those contained in this deed shall prevail.

(b)	The statutory power of sale, of appointing a Receiver and the other statutory powers conferred on mortgagees by section 51 (Powers of mortgagee and receiver) and section 53 (Sale by mortgagee) of the CPO and the Fourth Schedule (Powers of mortgagee and receiver) to the CPO as varied and extended by this deed shall arise on the date of this deed, and for that purpose the Secured Obligations are deemed to have fallen due on the date of this deed, and no restriction imposed by any ordinance or other statutory provision in relation to the exercise of any power of sale shall apply to this deed.

(c)	Each Receiver and Chargee is entitled to all the rights, powers, privileges and immunities conferred by law (including the CPO) on mortgagees and receivers duly appointed under any law (including the CPO).

10.2	Exercise of Powers

Subject to the terms of this deed, all or any of the powers conferred upon mortgagees by the CPO as varied or extended by this deed, and all or any of the rights and powers conferred by this deed on a Receiver (whether expressly or impliedly), may be exercised by the Chargee without further notice to the Chargor at any time after the Security under this deed has become enforceable in accordance with clause 8.1 (Exercise of Enforcement Powers), irrespective of whether the Chargee has taken possession or appointed a Receiver of the Charged Property.

10.3	Statutory restrictions disapplied

No restriction imposed by any ordinance (including paragraph 11 of the Fourth Schedule to the CPO) or other statutory provision in relation to the exercise of any power of sale, application of proceeds or any other right or on the consolidation of mortgages or other security shall apply to the security constituted by this deed which powers may be exercised by the Chargee without notice to the Chargor on or at any time after the Security under this deed has become enforceable in accordance with clause 8.1 (Exercise of Enforcement Powers).

11.	Status, Powers, Removal and Remuneration of Receiver

11.1	Receiver as Agent

Each Receiver shall be the agent of the Chargor which shall be solely responsible for his or her acts or defaults, and for his or her remuneration and expenses, and be liable on any contracts, engagements, acts, omissions, defaults and losses of a Receiver and the liabilities incurred by a Receiver. No Secured Party will incur any liability (either to the Chargor or to any other person) by reason of the appointment of a Receiver or for any other reason, including for any misconduct, negligence or default of a Receiver.

11.2	Relationship with Chargee

To the fullest extent allowed by law, any right, power or discretion conferred by this deed (either expressly or impliedly) or by law on a Receiver may, after the Security created by or pursuant to this deed becomes enforceable under clause 8.1 (Exercise of Enforcement Powers), be exercised by the Chargee in relation to any Charged Property without first appointing a Receiver and notwithstanding the appointment of a Receiver.

11.3	Powers of Receiver

Each Receiver appointed under this deed shall have all the powers conferred from time to time on receivers by the CPO (which is deemed incorporated in this deed), so that the powers set out in the Fourth Schedule to the CPO (to the extent not amended and/or varied under this deed) shall extend to every Receiver. In addition, notwithstanding any winding up, dissolution or liquidation of the Chargor, each Receiver shall have power to:

(a)	take immediate possession of, collect and get in the Charged Property (including rents and other income accruing from time to time);

(b)	sell, transfer, assign, vary the terms of, or otherwise deal with or realise all or any part of the Charged Property in such manner and generally on such terms as he thinks fit;

(c)	borrow or raise money or incur any other liability in connection with the Charged Property on any terms for whatever purpose which the Receiver thinks fit, whether secured or unsecured, and whether to rank for payment in priority to this security or not;

(d)	enter into bonds, covenants, guarantees, indemnities and other commitments in connection with the Charged Property and to make all payments needed to effect, maintain or satisfy them;

(e)	manage and use the Charged Property and to exercise and do (or permit the Chargor or any nominee of it to exercise and do) all such powers, authorities, rights and things as the Receiver would be capable of exercising or doing if he were the absolute beneficial owner of the Charged Property;

(f)	redeem any prior Security on or relating to the Charged Property and settle and pass the accounts of the person entitled to that prior Security, so that any accounts so settled and passed shall (subject to any manifest error) be conclusive and binding on the Chargor and the money so paid shall be deemed to be an expense properly incurred by the Receiver;

(g)	appoint, hire and employ officers, employees, contractors, agents, advisors and others for any of the purposes of this deed and/or to protect or realise the Charged Property upon terms as to remuneration or otherwise as he may think fit and to discharge any such persons and any such persons appointed, hired or employed by the Chargor;

(h)	bring, prosecute, enforce, defend and abandon any action, suit or proceedings in relation to any Charged Property and to submit to arbitration, negotiation, compromise which the Receiver thinks fit. A Receiver may also settle any applications, claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Chargor or relating to any of the Charged Property and in addition to take or defend proceeding for the compulsory winding-up of the Chargor;

(i)	do all other acts and things (including signing and executing all documents and deeds) as the Receiver may consider to be desirable, conducive, incidental or conducive to any of the matters or powers in this clause 11.3 (Powers of Receiver) or provided under law, or otherwise incidental or conducive to the preservation, improvement or realisation of the Charged Property, and use the name of the Chargor for all such purposes;

(j)	in the exercise of any of its powers, to spend such sums as it thinks fit and the Chargor shall within 3 Business Days on written demand repay to the Chargee or Receiver (as the case may be) all sums so spent together with interest on those sums at such rates as the Chargee may from time to time determine from the time they are paid or incurred and until repayment, those sums (together with such interest) shall be secured by this deed;

(k)	give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Charged Property;

(l)	sell, exchange, convert into money and realise any Charged Property by public auction or private contract and generally in any manner and on any terms which the Receiver thinks fit. The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period which the Receiver thinks fit; and

(m)	to do anything else he may think fit for the realisation of the Charged Property or incidental to the exercise of any of the rights conferred on the Receiver under or by virtue of any Bond or Transaction Document to which the Chargor is party, the CPO, the Companies Ordinance and other applicable statutory provisions and common law, and in each case may use the name of the Chargor and exercise the relevant power in any manner which he may think fit.

11.4	Removal of Receiver

The Chargee may by notice remove from time to time any Receiver appointed by it and, whenever it may deem appropriate, appoint a new Receiver in the place of any Receiver whose appointment has terminated, for whatever reason.

11.5	Remuneration of Receiver

The Chargee may from time to time fix the remuneration of any Receiver appointed by it and the maximum rate imposed by any law will not apply.

11.6	Several Receivers

If at any time there is more than one Receiver, each Receiver may separately exercise all of the powers conferred by this deed and to the exclusion of any other Receiver (unless the document appointing such Receiver states otherwise).

12.	Application of Enforcement proceeds

12.1	Application of Proceeds

(a)	All proceeds of enforcement (whether cash or non-cash) received or recovered by the Chargee or any Receiver pursuant to this deed shall (subject to any claims having priority under mandatory provisions of the CPO and other claims of any creditors mandatorily preferred by law) be applied in the following order:

(i)	first, in or towards the payment of all costs, losses, liabilities, expenses and remuneration of and incidental to the appointment of any Receiver or Delegate and the exercise of any of his rights, including his remuneration and all outgoings paid by him under or in connection with this deed; and

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under the Bonds or Transaction Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under the Bonds or Transaction Documents;

(iv)	fourthly, in or towards payment pro rata of any other Secured Obligations due but unpaid under the Bonds or Transaction Documents, and

(v)	fifthly, the balance (if any) after payment of the amounts referred to in paragraphs (a)(i) to (iv) of clause 12.1 (Application of Proceeds) above, in payment or distribution to the Chargor.

The Chargee may vary the order as set out in paragraphs (a)(i) to (iv) of clause 12.1 (Application of Proceeds) above.

(b)	This clause 12.1 (Application of Proceeds) is subject to the payment of any claims having priority over this deed. This clause 12.1 (Application of Proceeds) does not prejudice the right of any Secured Party to recover any shortfall from a Transaction Obligor.

12.2	Application against Secured Obligations

Subject to clause 12.1 (Application of Proceeds), any moneys or other proceeds (whether cash or non-cash) received or realised by the Chargee from the Chargor or a Receiver under this deed may be applied by the Chargee to any item of account or liability or transaction forming part of the Secured Obligations to which they may be applicable in any order or manner which the Chargee may determine.

12.3	Suspense Account

(a)	At any time after the Security under this deed has become enforceable in accordance with clause 8.1 (Exercise of Enforcement Powers), until the Secured Obligations are paid in full, each Secured Party may place and keep (to the extent possible and for such time as it shall determine) any recoveries or other proceeds of enforcement (whether cash or non-cash) received pursuant to this deed or otherwise on account of the Chargor’s liability in respect of the Secured Obligations in a separate suspense account (to the credit of either the Chargor or the Chargee as the Chargee shall think fit) and the Receiver may retain the same for the period which he and the Chargee consider expedient, without having any obligation to apply all or any part of the same in or towards discharge of the Secured Obligations.

(b)	If the Security created by this deed is enforced at a time when no amount is due under the Bonds or Transaction Documents but at the time when amounts may or will become due, a Secured Party may pay any recoveries or other proceeds of enforcement into a suspense account.

13.	Protection of Security

13.1	Continuing Security

The Security created pursuant to this deed is to be a continuing security notwithstanding any intermediate payment or settlement of all or any part of the Secured Obligations or any other matter or thing.

13.2	Other Security

(a)	This security is to be in addition to, independent of and shall neither be merged in nor in any way exclude or prejudice or be affected by any other security or other right which the Chargee or any other Secured Party may now or after the date of this deed hold for any of the Secured Obligations or any other obligations, or any rights, powers and remedies provided by law and notwithstanding any receipt, release or discharge endorsed on or given in respect of or under any such other security.

(b)	The Chargor waives any right it may have of first requiring the Chargee (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Chargor under this deed. This waiver applies irrespective of any law or any provision of a Bond or Transaction Document to the contrary.

13.3	Cumulative Powers

(a)	The powers which this deed confers on the Chargee and the other Secured Parties are cumulative, without prejudice to their respective powers under the general law, and may be exercised as often as the relevant person thinks appropriate.

(b)	The Chargee and the other Secured Parties may, in connection with the exercise of their powers, join or concur with any person in any transaction, scheme or arrangement whatsoever.

(c)	The respective powers of the Chargee and the other Secured Parties will in no circumstances be suspended, waived or otherwise prejudiced by anything other than an express consent or amendment.

13.4	Amounts Avoided

If any discharge, release or arrangement (whether in respect of the obligations of the Chargor or any security for those obligations or otherwise) is made in whole or in part on the basis that any amount paid by the Chargor in respect of the Secured Obligations is capable of being avoided or set aside on insolvency, liquidation or administration of the Chargor or otherwise, without limitation, then amount shall not be considered to have been paid and the liabilities of the Chargor and the Security created pursuant to this deed shall continue or be reinstated.

13.5	Discharge Conditional

If any discharge or release arrangement (whether in respect of the obligations of the Chargor or any other Transaction Obligor, or in respect of any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Chargor under this deed will continue or be reinstated as if the discharge, release or arrangement had not occurred.

13.6	Waiver of Defences

The obligations assumed by the Chargor under this deed, the Security created under this deed and the rights, powers and remedies of the Chargee provided by or pursuant to this deed or by law will not be affected by an act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this deed (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, any person (including any Transaction Obligor);

(b)	the release of any person (including any Transaction Obligor) under the terms of any composition or arrangement;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person (including any Transaction Obligor);

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person (including any Transaction Obligor);

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Bond or Transaction Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Bond or Transaction Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Bond or Transaction Document or any other document or security;

(g)	any insolvency, liquidation, winding-up, provisional supervision, supervision, administration, receivership or similar proceedings;

(h)	any other Security, guarantee or indemnity now or thereafter held by the Chargee or any other person in respect of the Secured Obligations or any other liabilities; or

(i)	any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligations of the Chargor or other person under any Bond or Transaction Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order.

13.7	Chargor intention

Without prejudice to the generality of clause 13.6 (Waiver of defence), the Chargor expressly confirms that it intends that the Security created pursuant to this deed shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Bonds or Transaction Documents and/or any facility or amount made available under any of the Bonds or Transaction Documents as agreed by the Chargor, and/or the Guarantor for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carry out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrower; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

13.8	Deferral of rights

Unless otherwise permitted under the Bonds or Transaction Documents, until all the Secured Obligations have been irrevocably paid in full and facilities which might give rise to Secured Obligations have been terminated and unless the Chargee otherwise directs, the Chargor will not exercise any rights which it may have by reason of performance by it of its obligations under the Bonds or Transaction Documents or by reason of any amount being payable, or liability arising, under this deed:

(a)	to be indemnified by any person;

(b)	to claim any contribution from any other provider of Security for or any other guarantor of the Chargor’s obligations under the Bonds or Transaction Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Bonds or Transaction Documents or of any guarantee or other security taken pursuant to, or in connection with, the Bonds or Transaction Documents by any Secured Party;

(d)	to bring legal or other proceedings for an order requiring any Secured Party to make any payment, or perform any obligation, in respect of which the Chargor has given a guarantee, undertaking or indemnity;

(e)	to exercise any right of set-off against any person; and/or

(f)	to claim or prove as a creditor of any person in competition with any Secured Party.

If the Chargor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties under or in connection with the Bonds or Transaction Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Chargee or as the Chargee may direct for application in accordance with clause 12.1 (Application of proceeds).

13.9	Subsequent Security – Ruling-off Accounts

If the Chargee or any other Secured Party receives notice of any subsequent Security or other interest affecting any of the Charged Property (except as permitted by the Bonds or Transaction Documents) it may open a new account for the Chargor in its books. If it does not do so then (unless it gives express notice to the contrary to the Chargor), as from the time it receives that notice, all payments made by the Chargor to it shall (in the absence of any express appropriation to the contrary) be treated as having been credited to a new account of the Chargor and not as having been applied in reduction of the Secured Obligations.

13.10	Redemption of Prior Charges

To the extent applicable, the Chargee may redeem any prior Security on or relating to any of the Charged Property or procure the transfer of that Security to itself, and may settle and pass the accounts of any person entitled to that prior Security. Any account so settled and passed shall (subject to any manifest error) be conclusive and binding on the Chargor. The Chargor will on demand pay to the Chargee all principal monies and interest and all costs, expenses and losses incidental to any such redemption or transfer.

14.	Protection of third parties

14.1	No Obligation to Enquire

No purchaser from, or other person dealing with, the Chargee or any Receiver (or Delegate) shall be obliged or concerned to enquire whether:

(a)	the right of the Chargee or any Receiver to exercise any of the powers conferred by this deed has arisen or become exercisable or as to the propriety or validity of the exercise or purported exercise of any such power; or

(b)	any of the Secured Obligations remains outstanding or be concerned with notice to the contrary and the title and position of such a purchaser or other person shall not be impeachable by reference to any of those matters.

14.2	Receipt Conclusive

The receipt of the Chargee or any Receiver shall be an absolute and a conclusive discharge to a purchaser, and shall relieve him of any obligation to see to the application of any moneys or other consideration paid to or by the direction of the Chargee or any Receiver.

15.	Protection of Secured Parties

15.1	Liabilities of the Secured Parties

Neither the Chargee nor any Receiver or Delegate shall be liable in respect of any of the Charged Property or for any loss or damage which arises out of the exercise or the attempted or purported exercise of, or the failure to exercise any of, their respective powers, unless caused by its or his or her gross negligence, wilful misconduct or wilful breach of any obligations under the Bonds or Transaction Documents. The Chargee will not be liable in respect of any gross negligence, wilful misconduct or fraud of a Receiver or Delegate.

15.2	No obligations in relation to Charged Property

The Chargee is not obliged to do any of the following in respect of any Charged Property:

(a)	perform any obligation of the Chargor;

(b)	make any payment;

(c)	make any enquiry as to the nature or sufficiency of any payment received by it or the Chargor;

(d)	present or file any claim or take any other action to collect or enforce the payment of any amount to which it or the Chargor may be entitled; or

(e)	exercise any rights to which it or the Chargor may be entitled under this deed or at law.

15.3	Possession of Charged Property

Without prejudice to clause 15.1 (Liabilities of the Secured Parties), if the Chargee, any Delegate or any Receiver enters into possession of the Charged Property, it will not be liable:

(a)	to account as mortgagee in possession or for any loss on realisation or enforcement of rights and may at any time at its discretion go out of such possession; or

(b)	for any default or omission for which a mortgagee in possession might be liable.

15.4	Liability of the Chargor

The Chargor shall be deemed to be a principal debtor and the sole, original and independent obligor for the Secured Obligations and the Charged Property shall be deemed to be a principal security for the Secured Obligations. The liability of the Chargor under this deed and the charges contained in this deed shall not be impaired by any forbearance, neglect, indulgence, extension of time, release, surrender or loss of securities, dealing, variation or arrangement by the Chargee, or by any other act, event or matter whatsoever whereby the liability of the Chargor (as a surety only) or the charges contained in this deed (as secondary or collateral charges only) would, but for this provision, have been discharged.

15.5	Indemnity

(a)	The Chargor shall promptly indemnify the Chargee and every Receiver and Delegate against any cost, loss or liability incurred (including legal fees) by any of them as a result of:

(i)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(ii)	the taking, holding, protection or enforcement of the security constituted by this deed;

(iii)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Chargee and each Receiver and Delegate by this deed or by law;

(iv)	any default by the Chargor in the performance of any of the obligations expressed to be assumed by it in this deed;

(v)	actual or alleged breach by any person of any law or regulation whether relating to the environment or otherwise) incurred in connection with this deed by any Secured Party, Receiver, attorney, manager, agent or other person appointed by the Chargee under this deed, including any arising from any actual or alleged breach by any person of any law or regulation, whether relating to the environment or otherwise;

(vi)	having the Charged Property (or any part thereof) credited to any account maintained by the Chargee; or

(vii)	acting as Chargee, Receiver or Delegate (otherwise, in each case, than by reason of the relevant Chargee’s, Receiver’s or Delegate’s respective gross negligence, wilful misconduct or fraud).

(b)	The Chargor expressly acknowledges and agrees that the continuation of its indemnity obligations under this clause 15.5 (Indemnity) will not be prejudiced by any release of security or disposal of any Charged Property.

(c)	The Chargee and every Receiver and Delegate may, in priority to any payment to the other Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this clause 15.5 (Indemnity).

15.6	Discretion

Any liberty or power which may be exercised by or any determination which may be made under this deed by the Chargee or any Receiver may, subject to the provisions of the Bonds or Transaction Documents, be exercised or made in its absolute and unfettered discretion without any obligation to give reasons.

16.	Delegation

The Chargee or any Receiver may delegate by power of attorney or in any other manner all or any of the rights, powers, authorities and discretions which are for the time being exercisable by it under this deed to any person or persons upon such terms and conditions (including the power to sub-delegate) as it may think fit. Neither the Chargee nor any Receiver will be in any way responsible or liable to the Chargor or any other person for any cost, expense, loss or liability arising from any act, default, omission or misconduct on the part of any Delegate or sub-delegate.

17.	Costs and Expenses

17.1	Initial Expenses

The provisions of clause 12 (Expenses and Payments) of the Subscription Agreement shall be deemed incorporated into this deed as if fully set out herein mutatis mutandis as if any reference therein to the Bonds or the Transaction Documents were a reference to this deed and any reference to the “Issuer” were a reference to the Chargor.

17.2	Enforcement and preservation Expenses

If the Security under this deed has become enforceable in accordance with clause 8.1 (Exercise of Enforcement Powers), the Chargor shall, within 3 Business Days of demand, pay to each of the Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Bond or Transaction Document and any proceedings instituted by or against that Secured Party as a consequence of it entering into a Bond or Transaction Document, taking or holding the Security created pursuant to this deed or enforcing these rights.

17.3	Stamp Taxes

The Chargor shall:

(a)	pay all stamp duty, registration and other similar Taxes payable in respect of this deed; and

(b)	within 3 Business Days of written demand by the Chargee, indemnify the Chargee against any cost, loss or liability that the Chargee incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of this deed.

17.4	Default Interest

The provisions of Condition 6(b) (Interest applicable upon Default) of the Conditions shall be deemed incorporated into this deed as if fully set out herein mutatis mutandis as if any reference therein to “this Condition” or the Bonds were a reference to this deed and as if any reference therein to the “Bondholder” were a reference to the Chargee.

18.	Set-off

(a)	Any Secured Party may set off any matured obligation due from the Chargor under the Bonds or Transaction Documents (to the extent beneficially owned by that Secured Party) against any balance standing to the credit of the Control Account (notwithstanding any specified maturity of any such deposit) and any matured obligation owed by that Secured Party to the Chargor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Secured Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b)	If the relevant obligation or liability of the Chargor is unliquidated or unascertained, the Secured Party may set-off the amount which it estimates (in good faith) will be the final amount of that obligation or liability once it becomes liquidated or ascertained.

19.	Notices

Clause 15 (Communications) of the Subscription Agreement shall be deemed incorporated into this deed as if fully set out herein mutatis mutandis.

20.	Changes to Parties

20.1	Assignment by the Chargee

The Chargee may at any time assign or otherwise transfer all or any part of its rights under this deed to other Bondholders or any third parties in accordance with the Bonds or Transaction Documents.

20.2	Changes to Parties

(a)	The Chargor authorises and agrees to change the parties under Condition 3(b) (Transfer) of the Conditions and authorises the Chargee to execute on its behalf any document required to effect the necessary transfer of rights or obligations contemplated by those provisions.

(b)	The Chargor may not assign, novate, transfer, sub-participate, encumber, declare a trust over or otherwise deal with all or any of its rights and/or obligations under this deed.

21.	CURRENCY

21.1	Conversion

All monies received or held by the Chargee or any Receiver under this deed may be converted into any other currency which the Chargee considers necessary to discharge any obligations and liabilities comprised in the Secured Obligations in that other currency at a market rate of exchange then prevailing.

21.2	No Discharge

No payment to the Chargee (whether under any judgment or court order or otherwise) shall discharge any obligation or liability of the Chargor in respect of which it was made unless and until the Chargee has received payment in full in the currency in which the obligation or liability is payable or, if the currency of payment is not specified, was incurred. To the extent that the amount of any such payment shall on actual conversion into that currency fall short of that obligation or liability expressed in that currency, the Chargee shall have a further separate cause of action in relation to the shortfall and shall be entitled to enforce the Security constituted by this deed to recover the amount of the shortfall.

22.	Miscellaneous

22.1	Certificates Conclusive

Provided that calculation in reasonable detail has been provided, a certificate or determination of the Chargee as to any amount or rate under this deed will be conclusive and binding on the Chargor, in the absence of manifest error.

22.2	Invalidity of any Provision

If any provision of this deed is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

22.3	Counterparts

This deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this deed.

22.4	Failure to Execute

Failure by one or more parties (“Non-Signatories”) to execute this deed on the date hereof will not invalidate the provisions of this deed as between the other parties who do execute this deed. Such Non-Signatories may execute this deed on a subsequent date and will thereupon become bound by its provisions.

22.5	Covenant to Release

Once all the Secured Obligations have been paid in full and none of the Chargee nor any Secured Party has any actual or contingent liability to advance further monies to the Transaction Obligors under the Bonds or Transaction Documents, or incur liability, but not otherwise, the Chargee and each other Secured Party shall, at the request and cost of the Chargor, take any action which may be necessary to release the Charged Property from the Security constituted by this deed and procure the reassignment to the Chargor of the property and assets assigned to the Chargee pursuant to this deed (in each case subject to clause 13.4 (Amounts Avoided)) and without recourse to, or any representation or warranty by, the Chargee or any of its nominees.

23.	Governing Law

This deed is governed by the laws of Hong Kong.

24.	ENFORCEMENT

(a)	The courts of Hong Kong are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this deed and accordingly any legal action or proceedings arising out of or in connection with this deed (“Proceedings”) may be brought in such courts. The Chargor irrevocably submits to the jurisdiction of such courts and has waived any objection to Proceedings in any such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.

(b)	This clause 24 (Enforcement) is for the benefit of the Chargee only. As a result, the Chargee shall not be prevented from taking proceedings relating to any Proceedings in any other courts with jurisdiction. To the extent allowed by law, the Chargee may take concurrent proceedings in any number of jurisdictions.

25.	Waiver of immunities

The Chargor irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)	suit;

(b)	jurisdiction of any court;

(c)	relief by way of injunction or order for specific performance or recovery of property;

(d)	attachment of its assets (whether before or after judgment); and

(e)	execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

IN WITNESS whereof this deed has been duly executed and delivered on the date first above written.

schedule 1

Control Account

Account Bank	Name of Control Account	Account Number

schedule 2

Form of notice to Account Banks

To:	MUFG Bank, Ltd., Hong Kong Branch

Date: ____________________ 2018

Dear Sirs,

We hereby give you notice that by an account charge (as amended, supplemented or restated from time to time, the “Account Charge”) dated __________________________ 2018 between (1) Aptorum Group Limited (the “Company”) and (2) Peace Range Limited (the “Chargee” which expression shall include its successors, assigns and transferees), the Company has charged, by way of first fixed charge, to the Chargee all of the Company’s right, title and interest in and to each of the accounts maintained with you listed below (including any replacement, renewal or re-designation thereof) and all monies and/or assets standing to the credit of such account(s) from time to time (the “Charged Account(s)”):

NAME OF CONTROL ACCOUNT	ACCOUNT NUMBER
Savings Account opened by Aptorum Group Limited

With effect from the date of your receipt of this notice, the (i) terms and conditions of any or all of the Charged Account(s) (and the rights of the Company relating thereto); and (ii) the signatories to the Charged Accounts(s), may not be amended, varied or waived without the Chargee’s consent.

With effect from the time when you receive a notice from the Chargee to the effect that the security created by the Account Charge has become enforceable (an “Enforcement Notice”):

(a)	any existing instructions affecting any or all of the Charged Account(s) are to be terminated and all communications in respect of any or all of the Charged Account(s) should be made, or sent, to the Chargee or as it shall direct; and

(b)	all rights, powers, discretions, interests and benefits whatsoever accruing to or for the benefit of the Company arising from any or all of the Charged Account(s) (including without limitation monies and/or securities standing to the credit thereof from time to time) belong to the Chargee.

The Company hereby irrevocably authorises and instructs you, with effect from your receipt of an Enforcement Notice from the Chargee:

(i)	to hold all sums and assets from time to time standing to the credit in the Charged Account(s) to the order of the Chargee;

(ii)	to pay, transfer or release all or any part of the sums and/or assets from time to time standing to the credit of the Charged Account(s) in accordance with (and only in accordance with) the written instructions of the Chargee at any time or times (to the exclusion of the Company);

(iii)	to comply with the terms of any written notice or instructions in any way relating to, or purporting to relate to, the Account Charge, the sums and/or assets standing to the credit of the Charged Account(s) from time to time or the debts represented thereby which you receive at any time from the Chargee without any reference to or further authority from the Company and without any enquiry by you as to the justification for or validity or such notice or instruction; and

(iv)	not to comply with the terms of any written notice or instructions in any way relating to, or purporting to relate to, the Account Charge, the sums and/or assets standing to the credit of the Charged Account(s) from time to time or the debts represented thereby which you receive from any other person (including the Company) other than the Chargee.

We also hereby irrevocably authorise and instruct you to disclose to the Chargee without any reference to or further authority from us and without any enquiry by you as to the justification of such disclosure, such information relating to any or all of the Charged Account(s) and the sums and/or assets therein as the Chargee may at any time and from time to time request.

We shall continue to be solely responsible for the performance of our obligations in respect of any or all of the Charged Account(s) and any documentation which we have entered into with you in relation to any or all of the Charged Account(s).

We shall also remain entitled to exercise all the existing rights, powers and discretions which under the terms of the Charged Account(s) were vested in us (except for the right to withdraw amounts from the Charged Account(s) which would require joint instructions provided by the Company and the Chargee) without requiring any prior notice of consent of the Chargee to be provided to you, unless and until you have received an Enforcement Notice from the Chargee that the security under the Account Charge has become enforceable.

Neither this notice nor any of the instructions herein may be revoked or varied without the prior written consent of the Chargee.

Please confirm your consent to the charge over the Charged Account(s) and acknowledge receipt of this notice and your agreement to the terms hereof by signing the acknowledgement on a copy of this notice and returning it to the Chargee at ___________________ marked for the attention of Mr. Andy Cheuk / Mr. Philip Wong.

This notice and/or the acknowledgment hereto may be executed in any number of counterparts, and this has the same effect as if signatures on such counterparts were on a single copy of this letter and the acknowledgement hereto.

This notice is governed by the laws of Hong Kong.

Yours faithfully

For and on behalf of

Aptorum Group Limited

Acknowledgement

To:	Peace Range Limited as Chargee

Aptorum Group Limited (the “Company”)

Date: __________________________ 2018

At the request of the Company we acknowledge receipt of the notice of charge from the Company dated _____________________________ 2018 (the “Notice”) in respect of the Charged Account(s). Unless otherwise defined herein, terms and expressions herein shall have the meaning ascribed to them in the Notice.

We confirm that:

(i)	we consent to the charge over the Charged Account(s) and acknowledge the instructions and authorisations contained in the Notice and we undertake to act in accordance with the terms of the Notice;

(ii)	the balance standing to each of the Charged Account(s) at today’s date comprises _________________________;

(iii)	no fees or periodic charges are payable in respect of any of the Charged Account(s)except for the fees and periodic charges set out in our bank’s standard tariff charged or incurred by us in the ordinary course of the account bank services provided by us to the Company that are agreed to be payable to us under the terms of the Charged Account(s);

(iv)	we have not received notice of any previous assignments of, charges over or trusts in respect of, any of the Charged Account(s) and we will not, without the Chargee’s prior written consent (a) exercise any right of combinations, consolidation or set-off which we may have in respect of any of the Charged Account(s) or (b) amend or vary any rights attaching to any of the Charged Account(s) or (c) amend or vary the signatories to the Charged Accounts(s);

(v)	with effect from our receipt of an Enforcement Notice from the Chargee, we will act only in accordance with the instructions given by persons authorised by the Chargee in respect of any or all of the Charged Account(s);

(vi)	we shall send all statements and other notices given by us relating to the Charged Account(s) to the Chargee as well as to the Company; and

(vii)	with effect from our receipt of an Enforcement Notice from the Chargee, we shall not permit any amount or asset to be withdrawn or transferred from any of the Charged Account(s) without the prior written consent of the Chargee.

The Notice and this acknowledgment may be executed in any number of counterparts, and this has the same effect as if signatures on such counterparts were on a single copy of the Notice and this acknowledgment.

This acknowledgment is governed by the laws of Hong Kong.

For and on behalf of

MUFG Bank, Ltd., Hong Kong Branch

Name:

Title:

SIGNATORIES TO THE Account Charge

Chargor

EXECUTED as a DEED and DELIVERED by APTORUM GROUP LIMITED:	) ) ) )
Director/authorised signatory signature: Director/authorised signatory name: Occupation:		___________________________

Project Life - Account Charge

SIGNATORIES TO THE Account charge

Chargee

Signed for and on behalf of PEACE RANGE LIMITED	) ) )	Name:

Project Life - Account Charge